SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NUMBER ONE

FORM S-8
REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Healthbridge, Inc.

(Exact name of registrant as specified in its charter)

Texas	06-1538201
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1818-1177 West Hastings Street, Vancouver, British Columbia, Canada V6E 2K3

(Address of principal executive offices)

The 2002 Benefit Plan of Healthbridge, Inc.

(Full title of the plan)

Lawyer’s Aid Service, Inc. 408 West 17th Street, Suite 101Austin,
Texas 78701

(Name, address, including zip code, of agent for service)

Telephone number, including area code, of agent for service: (512) 474-2002

Item 9. Undertakings.

Pursuant to the undertakings set forth in paragraph (a) (3) of Item 9 of the Registration Statement on Form S-8, file number 333-83622 (the “Form S-8”), filed March 1, 2002, Healthbridge, Inc. (the “Company”) hereby removes from registration any and all remaining shares of common stock registered under its Form S-8 which have not been issued or reserved for issuance under The 2002 Benefit Plan of Healthbridge, Inc. as of the date specified herein below.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the S-8 Registration Statement File Number 333-83622, filed March 1, 2002 to be signed on its behalf by the undersigned, thereunto duly authorized in Vancouver, British Columbia on December 8, 2003.

Healthbridge, Inc.

By: /s/ Nora Coccaro

Nora Coccaro, as Chief Executive Officer, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Nora Coccaro	Director	December 8, 2003
Nora Coccaro
/s/ Markus Mueller
Markus Mueller	Director	December 8, 2003